Exhibit 99.1

News Release

Contact:	Investors: Michael Grant - Managing Director, Investor Relations - (615) 263-6957 Media: Steve Owen – Vice President, Communications - (615) 263-3107

CORECIVIC ANNOUNCES PROMOTION OF PATRICK SWINDLE TO PRESIDENT

AND CHIEF OPERATING OFFICER

Brentwood, Tenn. – December 16, 2024 – CoreCivic, Inc. (NYSE: CXW) (“CoreCivic”) announced today that CoreCivic’s Board of Directors (the “Board”) has appointed Patrick Swindle, who currently serves as CoreCivic’s Executive Vice President and Chief Operating Officer, to President and Chief Operating Officer, effective January 1, 2025.

Damon T. Hininger, who currently serves as CoreCivic’s Chief Executive Officer and President, will continue serving as CoreCivic’s Chief Executive Officer and as a member of the Board.

Mr. Hininger commented, “Patrick is an exceptional leader with a wide set of skills and talents and over the years has developed an in-depth knowledge of all aspects of our business, most recently having overseen the largest component of our business while serving as our Chief Operating Officer. Patrick has proven his ability to develop people and solve challenging problems, and I am confident that Patrick’s demonstrated abilities will serve us well as we enter a time period that we believe will have rapid growth.”

Mr. Swindle said, “I am humbled to be afforded this tremendous opportunity to serve as President and Chief Operating Officer of CoreCivic. I am honored to work alongside so many great professionals, and I look forward to helping our team to deliver our mission-critical services in a newly expanded role.”

Mr. Swindle joined CoreCivic in 2007 as Managing Director, Treasury and has held numerous positions, including Vice President, Strategic Development; Senior Vice President, Operations; and Executive Vice President and Chief Corrections Officer before promoting to Executive Vice President and Chief Operating Officer. Prior to joining CoreCivic, Mr. Swindle spent ten years in equity research in the equity capital markets divisions of SunTrust Equitable Securities, Raymond James Financial Services, Inc. and Avondale Partners, LLC. Mr. Swindle holds a bachelor’s degree in finance from Western Kentucky University.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and believe we are the largest private owner of real estate used by government agencies in the United States. We have been a flexible and dependable partner for government for more than 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements concerning executive leadership positions at CoreCivic and prospects of growth in CoreCivic’s business. These forward-looking statements may include such words as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Such forward-looking statements may be affected by risks and uncertainties in CoreCivic’s business and market conditions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by CoreCivic with the Securities and Exchange Commission (“SEC”) and include the risk factors described in CoreCivic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 20, 2024. Except as required by applicable law, CoreCivic undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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